UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2013

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia	23462
(Address of principal executive offices)	(Zip Code)

(757) 366-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01. Regulation FD Disclosure.

On September 24, 2013, Armada Hoffler Properties, Inc. (the “Company”) will host an Investor Day, beginning at 12:30 p.m. EDT. The Company will webcast the presentations by the Company’s management team on the Internet in the Investor Relations section of the Company’s website at www.ArmadaHoffler.com. A replay of the webcast will be available on the Company’s website until midnight, October 8, 2013. In the presentations, the Company’s management team will discuss, among other things, the Company’s development pipeline, construction business, portfolio performance and financing activity.

A copy of the presentation materials to be used by the Company is attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2. These materials will also be available in the Investor Relations section of the Company’s website. A copy of the Press Release announcing the Investor Day and providing information on accessing the webcast of the presentations on the Company’s website is attached to this Current Report on Form 8-K as Exhibit 99.3.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibits 99.1, 99.2 and 99.3 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Investor Day 2013 Presentation Materials.

99.2	Hampton Roads Market Overview Materials.

99.3	Press Release, dated September 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Dated: September 24, 2013	By:	/s/ Michael P. O’Hara
Michael P. O’Hara
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Day 2013 Presentation Materials.

99.2	Hampton Roads Market Overview Materials.

99.3	Press Release, dated September 20, 2013.